Exhibit 10.3

COLLATERAL MANAGEMENT AGREEMENT

This Collateral Management Agreement (this “Agreement”) is made as of November 9, 2016, by and between CM Finance SPV LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), and CM Investment Partners, L.L.C. a Delaware limited liability company (the “Collateral Manager”).

RECITALS:

The Borrower intends to purchase one or more Term Loans and Bonds outstanding under the respective Debt Obligation Agreements referred to herein (the Term Loans and Bonds so acquired, collectively, the “Debt Obligations” and, together with the Eligible Investments, the “Collateral”).

The Borrower intends to borrow Loans pursuant to a Loan Agreement, dated as of the date hereof, among the Borrower, the financial institutions and other lenders from time to time party hereto as Lenders (the “Lenders”) and Citibank, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

The Borrower wishes to use the proceeds of Loans hereunder to finance a portion of the cost of purchasing the Debt Obligations.

The Borrower has requested that Citibank, N.A., as Initial Lender (the “Initial Lender”), make the Loans to the Borrower, and the Initial Lender is willing to make the Loans to the Borrower, all on the terms and conditions set forth in the Loan Agreement.

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Loan Agreement;

Pursuant to the Security Agreement, the Borrower has pledged the Collateral to the Administrative Agent as security for the Loans;

The Borrower wishes to enter into this Agreement, pursuant to which the Collateral Manager agrees to perform, on behalf of the Borrower, certain duties with respect to the Collateral securing the Loans in the manner and on the terms set forth herein and to provide such additional services as are consistent with the terms of this Agreement and the Loan Agreement; and

The Collateral Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.	Definitions

In the event of any conflict or inconsistency between any term defined herein and any term defined in the Loan Agreement, the defined term as set forth in the Loan Agreement shall govern.

“Change-in-Control” means an event that will occur if any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under, the Securities Exchange Act of 1934, as amended), either directly or indirectly, of any equity interests or any interest convertible into any equity interests in the Collateral Manager having more than fifty percent (50%) of the voting power for the election of managers or directors of the Collateral Manager under ordinary circumstances.

“Collateral Management Fee” shall have the meaning set forth in Section 2(j).

2.	General Duties of the Collateral Manager

Subject to and in accordance with the terms of the Loan Agreement and this Agreement, the Collateral Manager shall provide services to the Borrower as follows:

(a) The Collateral Manager agrees to supervise and direct the investment and reinvestment of the Collateral, and shall perform on behalf of the Borrower the duties that have been expressly delegated to the Collateral Manager in this Agreement and in the Loan Agreement and Support Documents (and the Collateral Manager shall have no obligation to perform any other duties under the Loan Agreement or otherwise) and, to the extent necessary or appropriate to perform such duties, the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto.

(b) The Collateral Manager shall (i) select all the Debt Obligations satisfying all the applicable criteria set forth in the Loan Agreement and which shall be acquired by the Borrower and pledged to the Security Agent pursuant to the Security Agreement and (ii) facilitate the acquisition, disposition and settlement of the Debt Obligations by the Borrower in accordance with the Loan Agreement, the Security Agreement and the Account Control Agreement, including the delivery of Collateral in accordance with the Security Agreement.

(c) The Collateral Manager shall monitor the Collateral, on behalf of the Borrower, on an ongoing basis and shall use commercially reasonable efforts to provide to the Borrower all reports, schedules and other data which the Borrower are required to prepare, deliver or furnish under the Loan Agreement and the Support Documents, in the form and containing all information required thereby and on or before the date required under the Loan Agreement or the Support Documents, as applicable, and to deliver them to the parties entitled thereto under the Loan Agreement or the Support Documents, as applicable. The Collateral Manager shall, on behalf of the Borrower, be responsible for obtaining, to the extent practicable, any information concerning whether a Debt Obligation is a Bond, a Specified Debt Obligation, an Excess Concentration Debt Obligation or a Debt Obligation as to which a Debt Obligation Event, Debt Obligation Bankruptcy Event and/or a Debt Obligation Failure to Pay Event has occurred.

(d) The Collateral Manager shall use commercially reasonable efforts to furnish officer’s certificates, certificates relating to the Borrowing Base, and notices in each case, as may be required under the Loan Agreement, including providing any certifications, and the Collateral Manager shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto.

(e) The Collateral Manager shall direct the Collateral Administrator to: (i) make payments on behalf of the Borrower under the Loan Agreement and the Support Documents, and (ii) deposit into the Interest Collection Account and the Principal Collection Account, as applicable, proceeds from the Debt Obligations, in each case, when required under the Loan Agreement.

(f) The Collateral Manager shall maintain and cause to be maintained all the documentation evidencing the Debt Obligations held in the Custodial Account (as defined in the Account Control Agreement) for the benefit of the Security Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement).

(g) The Collateral Manager may, in its sole discretion, subject to and in accordance with the provisions of the Loan Agreement, the Support Documents, and this Agreement and prior to the occurrence of an Event of Default, direct the Security Agent in writing to take the following actions with respect to any Debt Obligations (collectively, the “Managed Assets”), as applicable:

(i) retain such Managed Asset;

(ii) sell or otherwise dispose of such Managed Asset in the open market or otherwise;

(iii) acquire, as security for the Loans in substitution for or in addition to any one or more Managed Assets included in the Collateral, one or more additional Managed Assets;

(iv) if applicable, tender such Managed Asset if such Managed Asset is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (each, an “Offer”);

(v) if applicable, consent to any proposed amendment, modification or waiver pursuant to an Offer;

(vi) retain or dispose of any securities or other property (other than Cash) received pursuant to an Offer;

(vii) waive any default with respect to any defaulted Debt Obligation;

(viii) vote to accelerate the maturity of any defaulted Debt Obligation;

(ix) amend, waive, consent, or vote with respect to any Managed Asset;

(x) exercise any other rights or remedies with respect to any Managed Asset and as provided in the related Debt Obligation Agreement including without limitation the negotiation of any workout or restructuring and the acceptance of any security or other consideration issued in a plan of reorganization, bankruptcy or other proceeding involving any thereof, or take any other action consistent with the terms of the Loan Agreement which it reasonably believes to be in the best interests of the Borrower; and

(xi) exercise any other rights or remedies with respect to such Managed Asset.

(h) Except as expressly otherwise permitted in Section 6(e) and by the Loan Agreement, the Collateral Manager shall cause any purchase or sale of any Managed Asset to be effected on an arm’s length basis.

(i) In connection with taking or omitting any action under the Loan Agreement or this Agreement, the Collateral Manager may consult with counsel and may rely in good faith on the advice of such counsel or any opinion of counsel selected in good faith with reasonable care.

(j) The Borrower shall pay to the Collateral Manager, for services rendered under this Agreement, the Collateral Management Fee in an amount equal to 0.15% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the sum of aggregate outstanding amount of the Debt Obligations and Eligible Investments at the beginning of the Interest Period relating to such Payment Date, payable in arrears on each Payment Date, to the extent of funds available for such purpose in accordance with Section 3.7(i)(3) of the Loan Agreement except that no such amount shall be payable to the Collateral Manager if irrevocably waived by the Collateral Manager by written notice to the Borrower, the Collateral Administrator and the Administrative Agent.

The Collateral Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower in accordance with this Agreement. The Collateral Manager hereby accepts and agrees to perform all of the duties delegated to it under this Agreement.

3.	No Joint Venture

Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes herein, the Collateral Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Borrower, from time to time, shall have no authority to act for or represent the Borrower.

4.	Brokerage

The Collateral Manager shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker may provide. In this regard, the Collateral Manager may effect transactions which cause the Borrower to pay a commission in excess of a commission which another broker would have charged; provided, however, that the Collateral Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage, research, performance measurement service and other services performed by that broker.

5.	Expenses

The Collateral Manager shall be responsible for the ordinary expenses incurred in the performance of its obligations under this Agreement; provided, however, that any extraordinary expenses incurred by the Collateral Manager in the performance of such obligations, including, but not limited to: (i) any reasonable expenses incurred by it (whether for its own account or paid for or advanced by the Collateral Manager on behalf of the Borrower) to employ outside lawyers or consultants reasonably necessary in connection with the acquisition, holding, monitoring, marking to market, enforcement, amendment, default, evaluation, transfer, workout, restructuring, bankruptcy or disposition of any Debt Obligation, (ii) any reasonable expenses incurred by it in obtaining advice from counsel with respect to its obligations under this Agreement and the provisions of the Loan Agreement applicable to it, and (iii) any other commercially reasonable out-of-pocket fees and expenses incurred in connection with the acquisition, holding, monitoring, marking to market, enforcement, amendment, default, evaluation, transfer, workout, restructuring, bankruptcy or disposition of any Debt Obligation, including, without limitation, any and all rating agency expenses, news and quotation subscription expenses, travel costs and expenses incurred by the Collateral Manager or its officers (on a pro rata basis) in connection with the performance of the Collateral Manager’s obligations under this Agreement and of software and services costs for record keeping and fund administration, due diligence costs, legal, tax, accounting, appraisal, and any rating agency costs to the extent not paid directly by the Borrower and any extraordinary expenses of any nature or other unusual matters, shall be reimbursed by the Borrower to the extent funds credited to the Collection Account are available therefor in accordance with and subject to the limitations contained in the Loan Agreement. Other than as stated above, the Borrower will bear, and will pay directly in accordance with the Loan Agreement, all other costs and expenses incurred by it in connection with the organization, operation or liquidation of the Borrower.

Notwithstanding anything to the contrary in this Agreement, the Loan Agreement, or any Support Document, the Collateral Manager agrees for the benefit of the Lenders, the Administrative Agent, the Security Agent and the Collateral Administrator that any obligations of the Borrower to pay any amounts to the Collateral Manager under this Agreement (including, without limitation, this Section 5, Section 2(j) and Section 9 hereof) shall be subordinate and junior to the obligations of the Borrower to pay amounts to the Lenders, the Administrative Agent, the Security Agent and the Collateral Administrator when due under the Loan Agreement and the relevant Support Document(s) in accordance with Section 3.7 of the Loan Agreement, and all amounts due to the Lenders, the Administrative Agent, the Security Agent and the Collateral Administrator in accordance therewith shall be paid in full in cash or, to the extent the Lenders, the Administrative Agent, the Security Agent or the Collateral Administrator, as applicable, consents, other than in cash before any payment or distribution is made to the Collateral Manager. The Lenders, the Administrative Agent, the Security Agent and the Collateral Administrator shall constitute express third party beneficiaries of this Agreement for purposes of this Section 5.

6.	Services to Other Companies or Accounts; Conflicts of Interest

(a) The members, Affiliates and associates of the Collateral Manager are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities other than the Borrower, whose investment objectives are the same as or overlap with those of the Borrower, participating in actual or potential investments of the Borrower providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Borrower, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. Such Affiliates or associates may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Borrower. These fees can relate to actual, contemplated or potential investments of the Borrower and may be payable by entities in which the Borrower directly or indirectly, has invested or contemplates investing.

(b) In addition, the members, Affiliates and associates of the Collateral Manager may manage Affiliates of the Borrower (including, but not limited to, other funds, investment vehicles, accounts or advisory clients of the Collateral Manager or any of its Affiliates, collectively the “Other CM Funds”)). The investment policies, fee arrangements and circumstances of the Borrower may differ from such Other CM Funds. For example, the Borrower may desire to retain an asset at the same time that one or more Other CM Funds desire to sell it. Similarly, the Other CM Funds which are in a liquidation phase may take priority as to sales of investments in which the Borrower is also an investor. These procedures could in certain circumstances adversely affect the price paid or received by the Borrower or the size of the position purchased or sold by the Borrower.

(c) Although the Borrower intends to operate so that the Debt Obligations are not “plan assets” under ERISA, some of the Other CM Funds may hold or will hold “plan assets” subject to ERISA. For those plan assets, certain members, Affiliates and/or associates of the Collateral Manager are classified as “fiduciaries” under ERISA. ERISA imposes certain general and specific responsibilities and restrictions on fiduciaries with respect to plan assets. As a result, the Collateral Manager may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances affect adversely the price paid or received by the Borrower or the size of the position purchased or sold by the Borrower (including prohibiting the Borrower from purchasing a position) or may limit the rights that the Borrower may exercise with respect to an investment.

(d) Members, Affiliates and associates of the Collateral Manager may have the ability, under certain circumstances, to take certain actions that would be inconsistent with the objectives of the Borrower. In such circumstances, the Collateral Manager and its members, Affiliates and associates will act in good faith and in a manner believed by them to be equitable, provided that the Collateral Manager and its members, Affiliates and associates may adopt certain procedures to address other conflicts in order to satisfy ERISA requirements, if applicable. The foregoing procedures could in certain circumstances adversely affect the price paid or received by the Borrower or the size of the position purchased or sold by the Borrower (including prohibiting the Borrower from purchasing a position) or may limit the rights that the Borrower may exercise with respect to an investment.

(e) The Collateral Manager shall not direct the Borrower to purchase any Debt Obligation for inclusion in the Collateral directly from the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which Collateral Manager or any of its Affiliates serve as investment advisor, or direct the Administrative Agent to sell directly any Debt Obligation to the Collateral Manager or any of its Affiliates as principal or any account or portfolio for which the Collateral Manager or any of its Affiliates serve as investment advisor, unless the Collateral Manager shall have certified to the Borrower and the Administrative Agent with respect to each such transaction that (i) such transaction will be consummated on terms prevailing in the market, (ii) the terms of such transaction are substantially as advantageous to the Borrower as the terms the Borrower would obtain in a comparable arm’s length transaction with a non-Affiliate, and (iii) such transaction complies with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to the extent applicable. In accordance with the foregoing, the Collateral Manager may, in one or more transactions, effect client cross-transactions where the Collateral Manager causes a transaction to be effected between the Borrower and another collateralized debt obligation vehicle, collateralized loan obligation vehicle, fund or another investment vehicle or account managed or advised by it or one or more of its Affiliates, but neither it nor the Affiliate will receive any commission or similar fee in connection with such cross-transaction. If consent of the Borrower to any such transaction is required under the Advisers Act, the Collateral Manager will obtain the prior written, informed consent of the Borrower. In addition, with the prior authorization of the Borrower, which may be revoked at any time, the Collateral Manager may enter into agency cross-transactions where it or any of its Affiliates acts as broker for the Borrower and for the other party to the transaction, to the extent permitted under applicable law.

(f) The Collateral Manager shall not direct the Borrower to purchase any Debt Obligation for inclusion in the Collateral if the obligor on such Debt Obligation is the Collateral Manager or any of its Affiliates or any other fund or account managed by the Collateral Manager or its Affiliates.

7.	Standard of Care

The Collateral Manager shall comply with all the terms and conditions of the Loan Agreement specifically made applicable to the Collateral Manager as specified therein affecting the duties and functions that have been delegated to it thereunder and hereunder and, subject to Section 8 of this Agreement, shall perform its obligations hereunder and thereunder in good faith and with reasonable care, using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to assets comparable to the Debt Obligations, if any, that it manages for itself and exercises with respect to assets comparable to the Debt Obligations that it manages for others, and in a manner which the Collateral Manager reasonably believes to be consistent with practices and procedures followed by prudent institutional managers of national standing relating to assets of the nature and character of the Debt Obligations, except as expressly provided otherwise in this Agreement and/or the Loan Agreement. To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties under the Loan Agreement and hereunder.

8.	Limitation of Liability

None of the Collateral Manager, its Affiliates, any officer, director, partner, member, employee, or stockholder of any of such Persons or any other Person that serves or provides advisory services and resources at the request of the Collateral Manager on behalf of the Borrower as an officer, director, partner, member, employee or agent of any other entity (each, an “Indemnified Person”) shall be liable to the Administrative Agent, any Lender or the Borrower for damages arising from any action taken or omitted to be taken by such Person or for damages arising from any action taken or omitted to be taken by the Administrative Agent, any Lender or other Person with respect to the Borrower; unless such damages are the result of gross negligence, willful misconduct or bad faith by such Indemnified Person. The Collateral Manager shall indemnify and hold harmless the Borrower and its Affiliates in the case of any damages resulting from the gross negligence or willful misconduct of the Collateral Manager, unless such actions or the damages result from the gross negligence, willful misconduct or bad faith of the Borrower or any of its Affiliates (other than the Collateral Manager).

9.	Indemnification

(a) To the fullest extent permitted by law, the Borrower shall indemnify, defend and hold harmless each Indemnified Person, against all losses, claims, damages or liabilities, whether or not matured or unmatured or whether or not asserted or brought due to contractual or other restrictions (including legal or other expenses reasonably incurred in investigating or defending against any such loss, claim, damage or liability), joint or several (collectively, “Losses”), to which an Indemnified Person may become subject by reason of any acts or omissions or any alleged acts or omissions arising out of such Indemnified Person’s or any other Indemnified Person’s activities in connection with the conduct of the business or affairs of the Borrower and/or a Debt Obligation (including in connection with this Agreement), or caused by or arising out of or in connection with, the incurrence of the Loans, unless such Loss results from the gross negligence or willful misconduct of such Person. Notwithstanding anything contained herein to the contrary, the obligations of the Borrower under this Section 9(a) are limited recourse obligations of the Borrower payable solely out of the amounts credited to the Collection Account in accordance with Section 3.7(i) of the Loan Agreement. Any indemnification rights provided for in this Section 9(a) shall be retained by any resigned or replaced Collateral Manager and by all former Indemnified Persons.

(b) Expenses incurred by an Indemnified Person in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Borrower prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of the Indemnified Person to repay such amount to the extent that it shall be determined ultimately that such Indemnified Person is not entitled to be indemnified hereunder. The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(c) The indemnification rights provided for in this Section 9 shall survive the termination of this Agreement. Notwithstanding anything else herein, nothing contained in this Section or elsewhere in this Agreement shall be construed as relieving any person for any liability (including liability under applicable U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent that such liability may not be waived under, or such indemnification would be in violation of, applicable law.

10.	Term of Agreement; Survival of Certain Terms

(a) This Agreement shall become effective on the date hereof. This Agreement shall continue in force until the first of the following occurs (i) the payment in full or redemption in whole of the Loans and the termination of the Loan Agreement in accordance with its terms; (ii) the liquidation of the Debt Obligations and the final distribution of proceeds of such liquidation to the Lenders; or (iii) termination of this Agreement in accordance with subsection (b) of this Section 10. Sections 8, 9 and 11 shall survive any termination of this Agreement.

(b) This Agreement may be terminated, and the Collateral Manager may be removed for cause, on the thirtieth day after the date on which the Administrative Agent, delivers written notice, setting forth the cause of such removal, to the Collateral Manager. For purposes of determining “Cause” with respect to termination of this Agreement pursuant to this Section 11, such term shall mean the occurrence of any one of the following events (each, a “Collateral Manager Termination Event”):

(i) the Collateral Manager willfully violates or willfully breaches any material provision of this Agreement, the Loan Agreement, or any Support Document to which it is a party (including, without limitation, any breach of a material representation, warranty or certification of the Collateral Manager hereunder or thereunder);

(ii) the Collateral Manager breaches any provision of this Agreement, the Loan Agreement, or any Support Document to which it is a party which violation or breach (1) has a Material Adverse Effect and (2) if capable of being cured, is not cured within 30 days of the Collateral Manager becoming aware of such violation or breach;

(iii) the Collateral Manager is wound up (or has any petition presented for its winding up, or an order is issued for its winding up, or has a resolution passed for its winding up) or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (A) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any assignment, composition or arrangement with, its creditors generally; (B) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager, or of any substantial part of its properties or assets, or authorizes such an application or consent, or Proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager, and continue undismissed for 60 days; (C) authorizes or files a voluntary petition in bankruptcy or other similar law affecting creditors’ rights, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution or similar law, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager, without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency or the issuance of an order for relief; (D) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order (or has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied against it) and the order remains undismissed for 60 days; or (E) causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (A) through (D) hereof;

(iv) the occurrence of any Event of Default under the Loan Agreement which default is primarily the result of any act or omission of the Collateral Manager resulting from a breach of its duties under this Agreement or the Loan Agreement (but not as a result of any default of any Debt Obligation);

(v) the occurrence of any act constituting fraud or criminal negligence in respect of investment activity by the Collateral Manager or any officer of the Collateral Manager who has direct responsibility for the investment activities of the Borrower;

(vi) the occurrence of a Change-in-Control without the prior written consent from the Administrative Agent; or

(vii) both of Michael C. Mauer and Christopher E. Jansen cease to be actively involved in and responsible for the management of the Collateral Manager.

If any of the events specified in this subclause (b) of this Section 10 shall occur, the Collateral Manager shall give prompt written notice thereof to the Borrower and the Administrative Agent upon the Collateral Manager’s becoming aware of the occurrence of such event.

11.	Action Upon Termination

(a) Upon any termination of this Agreement, the Collateral Manager shall as soon as practicable:

(i) deliver to the Borrower, or to the successor collateral manager if so directed by the Borrower, all property and documents of the Administrative Agent or the Borrower or otherwise relating to the Debt Obligations then in the custody of the Collateral Manager (including, without limitation, all documents evidencing the Debt Obligations); and

(ii) deliver to the Administrative Agent an accounting with respect to the books and records delivered to the Administrative Agent or the successor collateral manager.

Notwithstanding such termination, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 8 hereof) for its acts or omissions hereunder arising prior to termination, and for any expenses, losses, damages, liabilities, demands, charges and claims (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Collateral Manager in Section 12(c) hereof or from any failure of the Collateral Manager to comply with the provisions of this Section 11.

(b) The Collateral Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Loan Agreement, or any of the Debt Obligations (excluding any such Proceeding in which claims are asserted against the Collateral Manager or any Affiliate of the Collateral Manager) upon receipt of appropriate indemnification and expense reimbursement satisfactory to the Collateral Manager.

(c) If any Loans remain outstanding, the Administrative Agent or the Borrower shall appoint a successor upon the termination of this Agreement. No termination of this Agreement or any removal or resignation of the Collateral Manager shall be effective until the date as of which (x) a successor collateral manager acceptable to the Administrative Agent shall have agreed in writing to assume all of the Collateral Manager’s duties and obligations pursuant to this Agreement, (y) such successor collateral manager has entered into a collateral management agreement that is either substantially in the form of this Agreement or otherwise in a form approved by the Administrative Agent, and (z) the appointment of such successor collateral manager is effective in accordance with the terms of such collateral management agreement. The Administrative Agent shall constitute an express third party beneficiary of this Agreement for purposes of this Section 11(c). Upon the acceptance by a successor collateral manager of such appointment, all rights and obligations of the Collateral Manager under this Agreement shall terminate, except as provided in Sections 5, 8, 9, 11 and 16.

12.	Representations and Warranties

(a) The Borrower hereby represents and warrants to the Collateral Manager as follows as of the date hereof:

(i) The Borrower is a limited liability company duly organized and validly existing and in good standing under the laws of the state of Delaware, has the full power and authority to own its assets and the Debt Obligations proposed to be owned by it and included in the Collateral and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Loan Agreement, or the Support Documents would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Borrower.

(ii) The Borrower has the necessary power and authority to execute, deliver and perform this Agreement, the Loan Agreement, and the Support Documents to which it is a party and all obligations required hereunder and thereunder, and has taken all necessary action to authorize this Agreement, the Loan Agreement, and the Support Documents to which it is a party on the terms and conditions hereof and thereof, and the execution, delivery and performance of this Agreement, the Loan Agreement, and the Support Documents to which it is a party and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other Person including, without limitation, partners and creditors of the Borrower, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Loan Agreement is required by the Borrower in connection with this Agreement, the Loan Agreement or any Support Document to which it is a party or the execution, delivery, performance, validity or enforceability of this Agreement, the Loan Agreement or the Support Documents to which it is a party or the obligations imposed upon it hereunder or thereunder. This Agreement constitutes, and each of the Loan Agreement and the Support Documents to which it is a party, when executed and delivered hereunder by all parties hereto, shall constitute, the legally valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement, to (A) the effect of bankruptcy, insolvency, or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Borrower and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii) The execution, delivery and performance of this Agreement, the Loan Agreement, and the Support Documents to which it is a party do not violate any provision of any existing law or regulation binding on the Borrower, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Borrower, or its constitutive documents of, or any securities issued by, the Borrower or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Borrower, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Security Agreement).

(iv) The Borrower is not required to register as an “investment company” under the Investment Company Act.

(v) The Borrower is not in violation of its constitutive documents or in breach or violation of or in default under the Loan Agreement or any other contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Borrower or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Borrower of its duties hereunder.

(vi) True and complete copies of the Loan Agreement and the Support Documents and the Borrower’s constitutive documents have been delivered to the Collateral Manager.

(vii) The Borrower represents and warrants that it is not a person (A) subject to an order of the Securities and Exchange Commission issued under Section 203(f) of the Advisers Act; (B) convicted within the previous ten years of any felony or misdemeanor involving conduct described in Sections 203(e)(2)(A)-(D) or 203(e)(3) of the Advisers Act; (C) who has been found by the Securities and Exchange Commission to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of Section 203(e) of the Advisers Act; or (D) is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act.

The Borrower agrees to deliver a true and complete copy of each amendment to the documents referred to in paragraph (a)(vi) above to the Collateral Manager as promptly as practicable after its adoption or execution.

The Borrower agrees to conduct its activities hereunder and under the Loan Agreement in compliance with all applicable laws and regulations of the jurisdictions in which the activities contemplated hereunder will occur (including, without limitation, campaign finance laws and laws respecting gifts or other contributions to political figures or to officials from or associated with governmental agencies affiliated with investors). The Borrower further acknowledges that notwithstanding anything herein to the contrary, it shall not receive any fee hereunder with respect to any investor to the extent the payment of such fee violates any applicable law or regulation, which violation cannot be cured.

(b) The Collateral Manager hereby represents and warrants (and, with respect to clause (vi), covenants) to the Borrower as follows as of the date hereof:

(i) The Collateral Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or on the ability of the Collateral Manager to perform its obligations under, or a Material Adverse Effect.

(ii) The Collateral Manager has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the provisions of the Loan Agreement applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Loan Agreement applicable to the Collateral Manager. No consent of any other Person, including, without limitation, any partners or creditors of the Collateral Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement, or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder, or under the terms of the Loan Agreement applicable to the Collateral Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Loan Agreement shall be, executed and delivered by a duly authorized officer of the Collateral Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Loan Agreement when executed and delivered by the Collateral Manager hereunder or under the terms of the Loan Agreement shall constitute, the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights and (B) general equitable principles.

(iii) The execution, delivery and performance of this Agreement and the performance by the Collateral Manager of the terms of the Loan Agreement applicable to it will not violate any provision of any existing law or regulation binding the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the organizational documents of, or any securities issued by, the Collateral Manager or constitute, with or without giving notice or lapse of time or both, a default under or result in a breach of any of the terms or provisions of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the ability of the Collateral Manager to perform its obligations under or a Material Adverse Effect, and will not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(iv) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or a Material Adverse Effect.

(v) The Collateral Manager is not in violation of its constitutive documents or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a Material Adverse Effect on the validity or enforceability of this Agreement or the provisions of the Loan Agreement applicable to the Collateral Manager, or the performance by the Collateral Manager of its duties hereunder or thereunder.

(vi) The Collateral Manager shall not cause the Borrower to engage in any activities other than entering into and performing its obligations under, or as contemplated by, this Agreement, the Loan Agreement and the Support Documents.

The Collateral Manager’s representations and warranties in Sections 11(b)(iii) are given on the assumptions that there shall be no misrepresentations or breach of covenants by the Lenders and do not address the consequences of such misrepresentations or breach, and that none of the assets of the Borrower are or will be (or are or will be deemed for purposes of ERISA or Section 4975 of the Code, or any substantially similar applicable federal, state, local or non-US law, to be) “plan assets” subject to ERISA or Section 4975 of the Code (or any substantially similar law).

13.	Amendment

This Agreement may not be modified or amended without the prior written consent of the Administrative Agent and in writing executed by the parties hereto. Failure on the part of either party to insist upon strict compliance by the other with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition.

14.	Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Any assignment of the Collateral Manager’s obligations or transfer of the Collateral Manager’s rights under this Agreement as determined by reference to the Advisers Act, shall require the consent of the Borrower and the Administrative Agent. The Administrative Agent shall constitute an express third party beneficiary of this Agreement for purposes of this Section 14.

The Collateral Manager hereby acknowledges that, pursuant to Section 2 of the Security Agreement, the Borrower is assigning all of its right, title and interest in, to and under this Agreement to the Security Agent as the security agent of the Lenders and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in this Agreement are also for the benefit of the Security Agent.

15.	Entire Agreement; Unenforceability; Counterparts

This instrument contains the entire agreement between the parties relating to the subject matter hereof. The invalidity or unenforceability of any provision hereof, or of the application of any provision hereof to any circumstances, shall in no way affect the validity or enforceability of any other provision, or the application of such provision to any other circumstances. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed and delivered in counterparts (including by facsimile transmission or e-mail), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

16.	Non-Petition; Limited Recourse

(a) The Collateral Manager agrees not to cause the filing of a petition in bankruptcy or to institute any reorganization, arrangement, insolvency, moratorium or liquidation proceedings against the Borrower for the nonpayment of the fees or other amounts payable by the Borrower to the Collateral Manager under this Agreement until the payment in full of all Loans issued under the Loan Agreement and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 16 shall preclude, or be deemed to stop, the Collateral Manager from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager.

(b) Notwithstanding any other provision of this Agreement, all of the obligations of the Borrower under this Agreement, the Loan Agreement, and the Support Documents are limited recourse obligations payable solely from Collateral granted to the Security Agent pursuant to the Security Agreement. No recourse shall be had for the payment of any amount owing in respect of this Agreement against any other asset of the Borrower or against any officer, director, employee, partner, member, shareholder or incorporator of the Borrower. The obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower payable solely from amounts credited to the Collection Account pursuant to Section 3.7(i) of the Loan Agreement, and following the reduction thereof to zero and realization of all other Collateral and application of such proceeds in accordance with the Loan Agreement, all obligations and all claims against the Borrower hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. This Section 16(b) shall survive the termination of this Agreement.

17.	Notices

Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or other documents provided or permitted by this Agreement to be made upon, given, delivered, e-mailed or furnished to, or filed with:

(a) the Borrower shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Borrower addressed to it at c/o CM Finance Inc., 601 Lexington Avenue, 26th Floor, New York, New York, 10022, Attention: Rocco Del Guercio or at any other address previously furnished in writing to the other parties hereto by the Borrower, as the case may be, with a copy to the Collateral Manager at its address below;

(b) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 601 Lexington Avenue, 26th Floor, New York, New York, 10022, Attention: Rocco Del Guercio, Email: mm@CMFN-INC.com or at any other address previously furnished in writing to the parties hereto.

18.	Governing Law

This Agreement shall be construed in accordance with, and this Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

19.	Third Party Beneficiaries

Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement except, with respect to the Administrative Agent, as otherwise expressly provided in this Agreement.

20.	Written Disclosure Statement.

The Borrower shall provide, if reasonably available to it, and the Borrower shall use its reasonable efforts to cause each of the Lenders and the Administrative Agent to provide, to the Collateral Manager all information reasonably requested by the Collateral Manager in connection with regulatory matters, including without limitation any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to complete its Form ADV, Form PF, any other form required by the Securities and Exchange Commission, or to comply with any requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, and any other laws or regulations applicable to the Collateral Manager from time to time. The Borrower acknowledges receipt of Part II of the Collateral Manager’s Form ADV more than 48 hours prior to the date of execution of this Agreement.

21.	Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

CM FINANCE SPV LTD.

By:
Name:
Title:

Signature Page - Collateral Management Agreement

CM INVESTMENT PARTNERS, L.L.C.

By:
Name:
Title:

Signature Page - Collateral Management Agreement